UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

STEWART & STEVENSON SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.
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On April 13, 2006, Stewart & Stevenson Services, Inc. (the “Company”) filed its Annual Report on Form 10-K with the Securities and Exchange Commission, in which the Company disclosed the following:

“The Company and six of its directors are defendants in a purported class action lawsuit relating to the proposed merger transaction with Armor Holdings described above in “Business”. The lawsuit was filed on April 11, 2006, and alleges, among other things, that the defendants have breached their fiduciary duties to the shareholders of the Company by failing to maximize shareholder value when selling the Company, by favoring Armor Holdings in the proposed merger transaction and precluding superior offers for the Company and by failing to disclose material information or disclosing materially false information in its proxy materials relating to the shareholders’ meeting to be held on May 9, 2006. The lawsuit was filed in District Court in Harris County, Texas, by a purported shareholder of the Company on behalf of all other similarly situated shareholders. The lawsuit alleges that a class should be certified and the plaintiff named as representative of the purported class. No class has been certified at present and accordingly, we regard the action as a purported class action. Additional lawsuits could be filed in the future. The lawsuit seeks, among other things, a declaration that the merger agreement was entered into in breach of the fiduciary duties of the individual defendants and is therefore unlawful and unenforceable, an injunction against the Company proceeding with the transaction or consummating the transaction or any other business combination unless certain procedures are in place and damages, attorneys’ and experts’ fees, expenses and other relief. The Company believes that this lawsuit is wholly without merit and intends to vigorously defend it.”

About Stewart & Stevenson

Stewart & Stevenson Services, Inc., founded in 1902, is primarily engaged in the design, manufacture and service of medium and light tactical vehicles for the U.S. Army and others worldwide. Stewart & Stevenson Services, Inc. is not affiliated with Stewart & Stevenson LLC. For more information on Stewart & Stevenson Services, Inc., visit http://www.ssss.com.

Forward Looking Statements

Certain matters discussed herein constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These statements may be identified through the use of words such as “anticipates,” “believes,” “plans,” “potentially,” “expects,” “intends,” “future,” and similar expressions. These risks and uncertainties are described in Stewart & Stevenson Services, Inc.’s filings with the SEC, including Stewart & Stevenson Services, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006, which are available at the SEC’s web site at www.sec.gov.

Additional Information and Where to Find It

In connection with the proposed merger transaction with Armor Holdings, Stewart & Stevenson has filed a definitive proxy statement with the SEC to be used to solicit shareholder approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. Stewart & Stevenson shareholders are urged to read the definitive proxy statement regarding the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Stewart & Stevenson, the proposed transaction and related matters. The definitive proxy statement will be mailed to the shareholders of Stewart & Stevenson. You will be able to obtain a free copy of the definitive proxy statement, as well as other filings containing information about Stewart & Stevenson with the SEC at the SEC’s website at www.sec.gov. Copies of the definitive proxy statement and the SEC filings that will be incorporated by reference in the definitive proxy statement can also be obtained, when available, without charge, by directing a request to Stewart & Stevenson Services, Inc., Investor Relations, P.O. Box 1637, Houston, Texas 77251 or at Stewart & Stevenson Services, Inc.’s Investor Relations page on its corporate website at www.ssss.com.

Stewart & Stevenson and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Stewart & Stevenson’s directors and executive officers and the interests of those participants may be obtained by reading the proxy statement regarding the proposed merger and our annual report on Form 10-K for the fiscal year ended January 31, 2006.